TONIX PHARMACEUTICALS HOLDING CORP. 8-K

EXHIBIT 5.01

Brownstein Hyatt Farber Schreck, LLP

702.382.2101 main

100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

December 29, 2025

Tonix Pharmaceuticals Holding Corp.

26 Main Street, Suite 101
Chatham, New Jersey 079285

To the addressee set forth above:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of (i) 615,025 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Warrants”) to purchase up to 615,025 shares of Common Stock (the “Warrant Shares” and together with the Common Shares, the “Shares”), under that certain Placement Agency Agreement, dated December 29, 2025 (the “Placement Agency Agreement”), by and between TD Securities (USA) LLC, as placement agent (in such capacity, the “Placement Agent”), and the Company, and pursuant to that certain Securities Purchase Agreement, dated as of December 29, 2025 (the “Purchase Agreement” and together with the Placement Agency Agreement and the Warrants, the “Transaction Documents”), by and between the Company and the Purchaser (as defined therein) party thereto, all as more fully described in the Registration Statement on Form S-3 (File No. 333-287965) (the “Registration Statement”), including the base prospectus, dated September 4, 2025, as supplemented by the prospectus supplement, dated December 29, 2025 (as so supplemented, the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Shares and the Warrants are hereinafter collectively referred to as the “Securities”. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by the Transaction Documents and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents, the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and the Prospectus, (ii) the Transaction Documents; (iii) the articles of incorporation and bylaws of the Company, each as amended to date; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents, as we have deemed necessary or appropriate, and (b) we have obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Tonix Pharmaceuticals Holding Corp.
December 29, 2025

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that: (i) the statements of fact and all representations and warranties set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) the obligations of each party set forth in the Transaction Documents and in any other documents we have reviewed are, and when any Securities are issued will be, its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (vii) after any issuance of Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, plan or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                   The Warrants have been duly authorized by the Company.

2.                   The Common Shares have been duly authorized by the Company, and if, when and to the extent any Common Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including payment in full of any and all consideration required for such Shares), such Common Shares will be validly issued, fully paid and nonassessable.

Tonix Pharmaceuticals Holding Corp.
December 29, 2025

3.                   The Warrant Shares have been duly authorized by the Company, and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions of, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including due and proper exercise of the relevant Warrant(s) in accordance therewith and payment in full of any and all consideration for such Warrant Shares as required thereunder), such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form
8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Lowenstein Sandler LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Warrants, as filed with the Commission as an exhibit to the Current Report on Form 8-K being filed on the date hereof.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP